Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated June 18, 2003, with respect to the consolidated financial statements and schedule of Capital One Financial Corporation Associate Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002:

Registration Statement
Number	Form	Description

33-80263	Form S-8	Marketing and Management Services Agreement

33-86874	Form S-8	Employee Stock Purchase Plan

33-86876	Form S-8	Employee Savings Plan

33-86986	Form S-8	1994 Stock Incentive Plan

33-91790	Form S-8	1995 Non-Employee Directors Stock Incentive Plan

33-97032	Form S-8	Amendment to 1994 Stock Incentive Plan

333-42853	Form S-8	1994 Stock Incentive Plan

333-45453	Form S-8	Associate Savings Plan

333-51639	Form S-8	1994 Stock Incentive Plan, Tier 5 Special Option Program

333-51637	Form S-8	1994 Stock Incentive Plan

333-57317	Form S-8	1994 Stock Incentive Plan, 1998 Special Option Program

333-70305	Form S-8	1994 Stock Incentive Plan, Supplemental Special Option Program

333-78067	Form S-8	1994 Stock Incentive Plan

333-78383	Form S-8	1994 Stock Incentive Plan, 1999 Performance-Based Option Program and Supplemental Special Option Program

333-78609	Form S-8	1999 Stock Incentive Plan

333-78635	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-84693	Form S-8	1994 Stock Incentive Plan, Supplemental Special Option Program

333-91327	Form S-8	1994 Stock Incentive Plan

333-92345	Form S-8	1994 Stock Incentive Plan

333-43288	Form S-8	1994 Stock Incentive Plan

333-58628	Form S-8	1994 Stock Incentive Plan

333-72788	Form S-8	1994 Stock Incentive Plan, 2001 Performance-Based Option Program

333-72820	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-76726	Form S-8	1994 Stock Incentive Plan

333-97123	Form S-8	2002 Non-Executive Officer Stock Incentive Plan

333-97127	Form S-8	Employee Savings Plan

333-100488	Form S-8	2002 Associate Stock Purchase Plan

/s/ ERNST & YOUNG LLP

McLean, Virginia
June 25, 2003